EXHIBIT 5.1
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                               LETTERHEAD OF KPMG

       KPMG LLP
       CHARTERED ACCOUNTANTS                        Telephone      (416)228-7000
       Yonge Corporate Centre                       Telefax        (416)228-7123
       4100 Yonge Street, Suite 200                 www.kpmg.ca
       Toronto ON M2P 2H3
       Canada



                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------

The Board of Directors
Vasogen Inc.

We consent to the use of our audit report dated December 20, 2002, on the consolidated balance sheets of Vasogen Inc. as at November 30, 2002 and 2001, and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended November 30, 2002 and for the period from December 1, 1987 to November 30, 2002, incorporated herein by reference.

Yours very truly,

/s/ KPMG LLP
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Chartered Accountants
Toronto, Ontario
October 23, 2003